Rightscorp Announces $2.65 Million in Equity Financing Led by Institutional Investors

Proceeds to Accelerate Growth and Path to Profitability

Santa Monica, Calif. - September XX, 2014 – Rightscorp (OTCQB: RIHT), a provider of monetization services for artists and holders of copyrighted intellectual property (IP), today announced that it has raised $2,652,000 in a private financing led by institutional investors from the sale of 10,608,000 shares of common stock in the Company and warrants to purchase 15,912,000 shares of common stock in the Company.

The proceeds will be used for general working capital purposes to accelerate the Company’s growth. Additional information about this financing will be filed with the Securities Exchange Commission and available at www.sec.gov.

“This funding will be used to expand on our automation and continue our growth trend,” said Christopher Sabec, CEO of Rightscorp. “We are confident this funding, at a time when pre-release piracy is on a rise, will accelerate our path to profitability and help us realize our vision that digital creative works should be protected economically so that the next generation of great music, movies, video games, books, and software can be made and their creators can prosper.”

Rightscorp’s digital loss prevention technology focuses on unauthorized online distribution of content on peer–to–peer networks (P2P). The company works directly with the owners of copyrighted IP such as music, movies, books, software, and games and works to ensure that owners and creators are rightfully paid for the use of their work.

The Company represents more than 1.5 million copyrights and has partnered with major motion picture studios, numerous platinum recording artists, songwriters, authors, Academy Award-winning films, and top TV shows. Rightscorp has already received settlements from subscribers of more than 140 ISPs and closed over 100,000 cases of copyright infringement to date.

About Rightscorp, Inc.

Rightscorp (OTCQB: RIHT) is a provider of monetization services for artists and holders of copyrighted intellectual property (IP). The Company’s patent pending digital loss prevention technology focuses on the infringement of digital content such as music, movies, software, books, and games and ensures that owners and creators are rightfully paid for their IP. Rightscorp implements existing laws to solve copyright infringements by collecting payments from illegal file sharing activities via notifications sent through Internet service providers (ISPs). The Company’s technology identifies copyright infringers, who are offered a reasonable settlement option when compared to the legal liability defined in the Digital Millennium Copyrights Act (DMCA). Based on the fact that 22% of all Internet traffic is used to distribute copyrighted content without permission or compensation to the creators, Rightscorp is pursuing an estimated $2.3 billion opportunity and has monetized major media titles through relationships with industry leaders. http://www.rightscorp.com/

Safe Harbor Statement

This press release may include forward-looking statements. All statements other than statements of historical fact included in this press release, including, without limitation, statements regarding the Company’s anticipated financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors not limited to, general economic and business conditions, competitive factors, changes in business strategy or development plans, the ability to attract and retain qualified personnel, and changes in legal and regulatory requirements. Such forward-looking statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

For further investor and media information contact:

Andrew Haag

Managing Partner

IRTH Communications

rightscorp@irthcommunications.com

1-866-976-4784